                                                                    EXHIBIT 10.2

                                AGCO CORPORATION
                          2006 LONG-TERM INCENTIVE PLAN

                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

     THIS AGREEMENT, entered into as of the Grant Date (as defined in Section
1), by and between the Participant and AGCO Corporation (the "Company");

     WHEREAS, the Company maintains the AGCO Corporation 2006 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Non-Qualified Stock Option Award under the Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. TERMS OF AWARD AND DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth in this Section 1:

          (a) COVERED SHARES. The number of "Covered Shares" shall be _________ shares of Stock.

          (b) DATE OF TERMINATION. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant is neither employed by the Company or any Subsidiary, a director of the Company or any Subsidiary, an independent contractor performing services for the Company or any Subsidiary nor providing services as a consultant to the Company or any Subsidiary; provided that a termination shall not be considered to have occurred while the Participant is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction, a Participant who is an employee ceases to be an employee of the Company or any Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company or any Subsidiary), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

          (c) DESIGNATED BENEFICIARY. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.

          (d) DISABILITY. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" if he is eligible for disability payments under the Company's long-term disability plan.

          (e) EXERCISE PRICE. The "Exercise Price" is $__________ per share.

          (f) GRANT DATE. The "Grant Date" is ____________________.

          (g) GOOD CAUSE. With respect to any dismissal of the Participant from his or her employment with the Company or any Subsidiary, shall mean (i) if the Participant is a party to an employment agreement with the Company or any Subsidiary that defines "cause," "good cause" or a similar term, "Good Cause" shall mean such term as so defined, and (ii) otherwise (A) the conviction of the Participant of, or the entry of a plea of guilty, first offender probation before judgment, or nolo contendere by the Participant to, any felony; (B) fraud, misappropriation or embezzlement by the Participant; (C) the Participant's willful failure or gross negligence in the performance of his assigned duties for the Company or any Subsidiary;
     (D) the Participant's failure to follow reasonable and lawful directives of his supervisor or his breach of his fiduciary duty to the Company or any Subsidiary; (E) any act or omission of the Participant that has a demonstrated and material adverse impact on the Company's or any Subsidiary's business or reputation for honesty and fair dealing, other than an act or failure to act by the Participant in good faith and without reason to believe that such act or failure to act would adversely impact on the Company's or any Subsidiary's business or reputation for honesty and fair dealing; or (F) the breach by the Participant of any confidentiality or non-competition agreement in favor of the Company or any Subsidiary.

          (h) IMMEDIATE FAMILY. "Immediate Family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren and, for this purpose, shall also include the Participant.

          (i) PARTICIPANT. The "Participant" is ______________________.

          (j) RETIREMENT. "Retirement" of the Participant shall mean the occurrence of the Participant's Date of Termination on or after the date the Participant attains age 65 or such earlier date as may be approved by the Committee in its sole discretion.

     Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     2. AWARD AND EXERCISE PRICE. This Agreement specifies the terms of the option (the "Option") granted to the Participant to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in Section
1. The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

     3. DATE OF EXERCISE.

          (a) Subject to the limitations of this Agreement, the Option shall be exercisable according to the following schedule, with respect to each installment shown in the schedule on and after the Vesting Date applicable to such installment (each an "Installment"):

          (b)

                                     VESTING DATE APPLICABLE TO
              INSTALLMENT                   INSTALLMENT
              -----------            --------------------------
                            [FIRST YEAR ANNIVERSARY OF THE GRANT DATE]
                            [SECOND YEAR ANNIVERSARY OF THE GRANT DATE]
                            [THIRD YEAR ANNIVERSARY OF THE GRANT DATE]
                            [FOURTH YEAR ANNIVERSARY OF THE GRANT DATE]

          (c) An Installment shall not become exercisable on the otherwise applicable Vesting Date if the Participant's Date of Termination occurs on or before such Vesting Date. Notwithstanding the foregoing provisions of this Section 3, the Option shall become exercisable with respect to all of the Covered Shares (to the extent it is not then otherwise exercisable) as follows:

               (i) The Option shall become fully exercisable upon the Participant's Date of Termination, if the Participant's Date of Termination occurs by reason of the Participant's death or Disability; and

               (ii) The Option shall become fully exercisable upon a Change in Control, if the Participant's Date of Termination does not occur on or before the Change in Control.

          (d) Otherwise, the Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares as to which it was exercisable immediately prior to the Date of Termination, or as to which it became exercisable on the Date of Termination in accordance with this Section 3.

     4. EXPIRATION. The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be earliest to occur of:

          (a) The seven-year anniversary of the Grant Date;

          (b) If the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination;

          (c) If the Participant's Date of Termination occurs for reasons other than death, Disability, Retirement, or Good Cause the 90-day anniversary of such Date of Termination; or

          (d) The date the Participant is dismissed from the Company for Good Cause.

     5. METHOD OF OPTION EXERCISE.

          (a) Subject to the Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice in substantially the form attached hereto as Exhibit 1 with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election.

          (b) Payment shall be by cash or by check payable to the Company, or, alternatively as follows to the extent permitted by the Committee at the time of exercise:

               (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required;

               (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise or,

               (iii) the Participant may pay the Exercise Price by authorizing the Company to withhold shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would be required to pay the entire Exercise Price and any tax withholding resulting from such exercise.

          (c) The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

          (d) If the Company is an S-Corporation at the time a Participant seeks to exercise the Award, the Option shall not be exercisable if and to the extent the Company determines that such exercise would result in the loss of the Company's status as an S Corporation. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

          (e) As a condition to exercising the Option, the Optionee shall, if requested by the Company, execute a shareholder agreement in the form provided by the Company.

     6. WITHHOLDING. To the extent necessary, the Optionee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Stock which are owned by the Optionee prior to the date of exercise having a Fair Market Value equal to the withholding obligation (a "Withholding Election"); (iii) by electing, irrevocably and in writing (also a "Withholding Election"), to have the smallest number of whole shares of Stock withheld by the Company which, when multiplied by the Fair Market Value of the Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

          (a) The Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 2; and

          (b) Any Withholding Election will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

     7. TRANSFERABILITY.

          (a) Except as otherwise provided in this Section 7, the Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant.

          (b) Notwithstanding the foregoing, the Participant, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer, specifically including the terms and conditions of the Shareholders Agreement. No such transfer which could result in the loss of the Company's status as an S Corporation will be allowed.

          (c) The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option.

     8. HEIRS AND SUCCESSORS.

          (a) This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

          (b) If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.

          (c) If a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.

          (d) If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     9. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

     10. PLAN GOVERNS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

     11. NOT AN EMPLOYMENT CONTRACT. The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

     12. NOTICES. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.

     13. FRACTIONAL SHARES. In lieu of issuing a fraction of a share upon any exercise of the Option, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

     14. NO RIGHTS AS SHAREHOLDER. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

     15. AMENDMENT. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

     16. FORFEITURE. Notwithstanding the foregoing, if, following the Date of Termination, Participant violates any of Participant's post-termination obligations to the Company or any Subsidiary, including, without limitation, any obligation not to compete with the Company or any Subsidiary (regardless of whether such obligation is enforceable under applicable law), not to solicit employees of the Company or any Subsidiary, to maintain the confidentiality on information belonging to the Company or any Subsidiary, or not to disparage the Company or any Subsidiary or any of their affiliates, immediately upon demand by the Company the Participant shall return to the Company the proceeds from this Award to the extent received by the Participant on or after one year prior to Date of Termination.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Grant Date.

                                        AGCO CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                    EXHIBIT 1

                              NOTICE OF EXERCISE OF
                        STOCK OPTION TO PURCHASE STOCK OF
                                AGCO CORPORATION

                                        Name: __________________________________
                                        Address: _______________________________
                                                 _______________________________
                                        Date: __________________________________

AGCO Corporation
Attn: Corporate Secretary
_________________________
_________________________

Re: Exercise of Non-qualified Stock Option

Dear Sir or Madam:

     Subject to acceptance hereof in writing by AGCO Corporation (the "Company") pursuant to the provisions of the AGCO Corporation 2006 Long-Term Incentive Plan, I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of Stock of the Company under the Non-qualified Stock Option Award Agreement (the "Award") pursuant to the AGCO Corporation 2006 Long-Term Incentive Plan dated as of ____________, ______. The purchase shall take place as of ____________, _____ (the "Exercise Date").

     On or before the Exercise Date, I will pay the applicable purchase price as follows:

     [ ] by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of the Company.

     [ ] by delivery of a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Stock that I own and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

     [ ] by delivery of a stock certificate representing shares of Stock that I own which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

     [ ] by the Company withholding from the purchased shares a number of shares having an aggregate Fair Market Value on the date of exercise, equal to the aggregate exercise price of all options being exercised.

     Or, subject to your receipt of the written approval of the Committee (as defined in the Plan), by _____________, ______ I will pay the purchase price by delivery of cash or a certified check for $__________ representing all or a portion of the purchase price with any remaining balance to consist of Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

     As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

     If the Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

     The shares of the Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Stock and not with a view to, or for resale in connection with, any distribution of the Stock, nor am I aware of the existence of any distribution of the Stock;

     I am not acquiring the Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Stock but rather upon an independent examination and judgment as to the prospects of the Company;

     The Stock was not offered to me by means of any publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

     I am able to bear the economic risks of the investment in the Stock, including the risk of a complete loss of my investment therein;

     I understand and agree that the Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

     The Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;


                                  Exhibit 1 - 2

     The Company will be under no obligation to register the Stock or to comply with any exemption available for sale of the Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act may not now be available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Stock;

     I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Stock is a speculative investment and that any possible profit therefrom is uncertain;

     I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

     I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Stock hereunder and I am able to bear the economic risk of such purchase; and

     The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

     I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

                                        Very truly yours,


                                        ----------------------------------------

AGREED TO AND ACCEPTED:

AGCO CORPORATION


By:
    ---------------------------------
Title:
       ------------------------------

Number of Shares Exercised:
                            ------------
Number of Shares Remaining:               Date:
                            ------------        --------------------------------


                                  Exhibit 1 - 3

                                    EXHIBIT 2

                         NOTICE OF WITHHOLDING ELECTION
                        NON-QUALIFIED STOCK OPTION AWARD
                        PURSUANT TO THE AGCO CORPORATION
                          2006 LONG-TERM INCENTIVE PLAN

TO: _________________________________

FROM: _______________________________

RE: Withholding Election

This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1) My correct name and social security number and my current address are set forth at the end of this document.

(2)  I am (check one, whichever is applicable).

     [ ]  the original recipient of the Option.

     [ ] the legal representative of the estate of the original recipient of the Option.

     [ ]  the legal guardian of the original recipient of the Option.

     [ ] an Immediate Family Member other than the original recipient of the Option.

(3) The Option to which this election relates was issued under the AGCO Corporation 2006 Long-Term Incentive Plan (the "Plan") in the name of _________________________ for the purchase of a total of _________ shares of Stock of the Company. This election relates to _______________ shares of Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4) In connection with any exercise of the Option with respect to the Stock, I hereby elect one or more of the following:

     [ ] to pay cash or certified check in the amount of $_______ to be applied to pay federal, state, and local, if any, taxes arising from the exercise.

     [ ] to pay the full federal, state, and local, if any, taxes arising from the exercise in cash or certified check.

     [ ] to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

     [ ] to tender shares held by me prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

     The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

(5) This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6) I understand that this Withholding Election may not be revised, amended or revoked by me.

(7) The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(8) Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.


Dated:
       -----------------------------    ----------------------------------------
                                        Signature

------------------------------------    ----------------------------------------
Social Security Number                  Name (Printed)

                                        ----------------------------------------
                                        Street Address

                                        ----------------------------------------
                                        City, State, Zip Code


                                  Exhibit 1 - 2